                                                                     Exhibit 5.0



           [LETTERHEAD OF ELIAS, MATZ, TIERNAN & HERRICK L.L.P.]





                             November 3, 1999



Board of Directors
Miami Computer Supply Corporation
4750 Hempstead Station
Dayton, Ohio 45429

     Re:  Registration Statement on Form S-3

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 filed by Miami Computer Supply Corporation (the "Company") with the Securities and Exchange Commission on November 2, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,483,767 shares of your common stock, no par value (the "Shares"). As of the effective date of the Registration Statement, 483,767 of such Shares (the "Selling Stockholder Shares") are issued and outstanding and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement (the "Selling Stockholders"), and up to 5,000,000 of such Shares (the "Acquisition Shares") may be issued and outstanding upon their issuance by the Company in connection with the Company's acquisition, from time to time, of the stock or assets of other companies. We understand that the Selling Stockholder Shares are to be sold from time to time on the Nasdaq National Market, or otherwise, at prevailing prices or as otherwise described in the Registration Statement.
 We further understand that the Acquisition Shares may be issued from time to time to owners of the stock or assets of companies that the Company may acquire, at prices reasonably related to market prices either (i) at a date occurring on or between the time that an acquisition is agreed upon and/or
(ii) at or about the time of delivery of any such Acquisition Shares. We also have examined the actions taken by the Company in connection with the issuance of the Selling Stockholder Shares.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and

Miami Computer Supply Corporation
November 3, 1999
Page 2


representatives of the Company, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied solely upon certificates or comparable documents of officers of the Company and of public officials. Certain partners of this firm individually own approximately 232,461 shares of Common Stock.

     Based on the foregoing, and subject to the assumptions set forth herein, as of the date of this letter, it is our opinion that the Selling Stockholder Shares are validly issued, fully paid and non-assessable, and that the Acquisition Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for the use of the Company in connection with the filing of the Registration Statement on the date of this opinion and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Prospectus included therein, and any amendments thereto.


                                         Very truly yours,

                                         ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                         By:  /s/ Jeffrey A. Koeppel
                                              --------------------------------
                                              Jeffrey A. Koeppel, a Partner